Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atara Biotherapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), Isaac Ciechanover, Chief Executive Officer of the Company, and David Tucker, Vice President, Finance of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2018

/s/ Isaac Ciechanover
Isaac Ciechanover
Chief Executive Officer (Principal Executive Officer)

/s/ David Tucker
David Tucker
Vice President, Finance (Acting Principal Financial and Accounting Officer)*

* Note:  John F. McGrath retired as Chief Financial Officer of the Company effective April 27, 2018.  David Tucker is the person for purposes of this certification performing a similar function to that of the principal financial and accounting officer as of the date of this Report.